Exhibit 1.1

TD AMERITRADE HOLDING CORPORATION

27,685,493 Shares of Common Stock

Underwriting Agreement

December 12, 2017

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The stockholders named in Schedule B hereto (the “Selling Stockholders”) of TD Ameritrade Holding Corporation, a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the underwriters named in Schedule A hereto (the “Underwriters”), an aggregate of 27,685,493 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). To the extent there is only a single underwriter listed on Schedule A, the term “Underwriters” shall mean such underwriter and Section 10 hereof shall not apply.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-220513) on September 18, 2017, which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of shares of Common Stock, including the Shares, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) (and if no such preliminary prospectus supplement relating to the Shares is filed with the Commission, it shall mean the Base Prospectus). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 8:00 p.m., New York City time, on December 12, 2017 (the “Applicable Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, at or prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the effective date of the Registration Statement, in the case of the Registration Statement, and after the Applicable Time, in the case of the Preliminary Prospectus and the Prospectus.

1.    Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, each of the Underwriters as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Applicable Time and the Closing Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with the Underwriter Information (as defined below) or the Selling Stockholder Information (as defined below). Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified on Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the information included on Schedule G. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The immediately preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) as of the Execution Time, the Company is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(v) Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date substituting for the determination date in Rule 405 for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(vi) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Underwriters and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

(vii) Distribution of Offering Material by the Company. The Company has not distributed or will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any written offering material in connection with the offering and sale of the Shares other than (a) the Preliminary Prospectus and the Prospectus and (b) any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule C hereto or any electronic road show or other written communications reviewed and consented to by the Underwriters and included on Schedule D hereto (collectively, “Company Additional Written Communications”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communications based upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

(viii) No Applicable Registration or Other Similar Rights. Except as otherwise disclosed in the Disclosure Package, there are no persons with registration rights to have any equity or debt securities registered for sale under the Registration Statement, except for such rights as have been duly waived.

(ix) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

(xi) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended September 30, 2017, 2016 and 2015 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act.

(xii) Preparation of the Financial Statements. The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form in all material respects with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States on a consistent basis throughout the periods involved, except as otherwise noted therein. The pro forma financial statements filed under Item 9.01 of the Company’s Current Report on Form 8-K on November 17, 2017 and incorporated by reference into the Registration Statement, the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act.

(xiii) Incorporation and Good Standing of the Company and its Significant Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act, the “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its respective obligations under this Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as disclosed in the Prospectus and the Disclosure Package, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(xiv) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans or stock incentive plans described in the Disclosure Package and the Prospectus or upon exercise or vesting of outstanding options or other compensatory equity securities described in the

Disclosure Package and the Prospectus, as the case may be) and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Common Stock contained in the Disclosure Package and the Prospectus.

(xv) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its certificate of incorporation, charter or by-laws or (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or self-regulatory organization or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the certificate of incorporation, charter or by-laws of the Company or any of its subsidiaries, (ii) except as disclosed in the Prospectus and the Disclosure Package, will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or self-regulatory organization or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or its properties, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the ability of the Company to perform its respective obligations under or consummate the transactions contemplated by this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or self-regulatory organization or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby, by the Disclosure Package or by the Prospectus, except such as have been or will be obtained or made by the Company under the Securities Act, the Exchange Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”) under the Conduct Rules. As used herein, a “Debt Repayment

Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi) No Material Actions or Proceedings. Except as disclosed in the Prospectus and the Disclosure Package, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization against or affecting the Company or any of its subsidiaries, which, if determined adversely to the Company, would reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

(xvii) Labor Matters. No material dispute with the employees of the Company or any of its subsidiaries exists that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xviii) Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, to the knowledge of the Company, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and material to, the conduct of the Company’s or its subsidiaries’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, (i) to the knowledge of the Company, there is no material infringement by third parties of any of the Company’s Intellectual Property material to the conduct of the Company’s business as now conducted, and (ii) there are no legal or governmental actions, suits, proceedings or claims pending or, to the knowledge of the Company, threatened, against the Company (A) challenging the Company’s rights in or to any Intellectual Property, (B) challenging the validity or scope of any Intellectual Property owned by the Company or (C) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates the Intellectual Property of any third party, which would, in the case of each of the foregoing clauses (A), (B) and (C), individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xix) All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents, registrations and other authorizations issued by the appropriate self regulatory or state, federal or foreign regulatory agencies, authorities or bodies necessary to conduct their respective businesses as presently conducted, except where the failure to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent, registration or other authorization which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Each employee of the Company who is required to be registered or licensed as a registered representative, investment advisor representative, sales person or an equivalent with any regulatory body, governmental body, self-regulatory agency, or other authority having jurisdiction is duly registered and such registration is in full force and effect, except where the failure of such employee to be registered or licensed would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xx) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company and each of the Significant Subsidiaries has good and marketable title to all of the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(xii) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects. The real property, improvements, equipment and personal property held under lease by the Company or any Significant Subsidiary are held under valid and enforceable leases, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xxi) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except where a default to make such filings or payments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xxii) Dividends. No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other Significant Subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(xxiii) Broker-Dealer Subsidiaries. Each of the subsidiaries listed on Schedule E is duly registered as a broker-dealer with the Commission and with each state in which it is required to be registered, except for such states where the failure to so register would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, is a member in good standing of each self-regulatory organization where its business so requires and has conducted its business in compliance in all material respects with the rules and regulations of relevant self-regulatory agencies and the applicable provisions of the Exchange Act, including the net capital requirements and the customer protection requirements thereof.

(xxiv) Investment Adviser Subsidiaries. Each of the subsidiaries listed on Schedule F is duly registered as an investment adviser with the Commission, is registered as an investment adviser with each state where its business so requires, except for such states where the failure to so register would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and has conducted its business in compliance in all material respects with applicable requirements of the Investment Advisers Act of 1940, as amended, and such other laws applicable to investment advisers.

(xxv) Forms BD and ADV. The Company has delivered or made available to the Underwriters, a true and complete copy of the Company’s and its subsidiaries’ currently effective Forms BD and ADV (including Part II) as filed with the Commission. The information contained in such forms and reports is (or will be, in the case of any forms and reports filed after the date of this Agreement), complete and accurate in all material respects and was complete and accurate in all material respects as of the time of filing.

(xxvi) Disciplinary Proceedings or Orders. Except as disclosed in the Prospectus and the Disclosure Package, and except for such proceedings or orders as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, neither the Company nor any of its subsidiaries listed on Schedule E or Schedule F nor, to the knowledge of the Company, any of their respective officers, directors, employees or affiliates has been the subject of any disciplinary proceedings or orders of any governmental entity arising under applicable laws or regulations which would be required to be disclosed on Forms BD or ADV except as disclosed thereon, and no such disciplinary proceeding or order is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, do grounds exist for any such material action by any governmental entity; and except as disclosed on such Form BD or ADV, neither the Company nor any of its subsidiaries listed on Schedule E or Schedule F nor, to the knowledge of the Company, any of their respective officers, directors or employees, has been enjoined by the order, judgment or decree of any governmental entity from engaging in or continuing any conduct or practice in connection with any Company activity or in connection with the purchase or sale of any security.

(xxvii) Policies and Procedures. Each of the subsidiaries listed on Schedule E or Schedule F has, where required by applicable law, adopted written policies and procedures that, in each case, are reasonably designed to detect and prevent any material violations under applicable securities laws. There has been no material non-compliance by such subsidiaries with respect to the foregoing requirements or their own internal procedures or policies related to the foregoing, other than those that (i) have been satisfactorily remedied, (ii) have been disclosed in the Disclosure Package and the Prospectus, or (iii) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xxviii) Company Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxix) Insurance. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with its reasonable business judgment to protect the Company and its subsidiaries and their businesses.

(xxx) No Price Stabilization or Manipulation. The Company has not taken or will not take any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxxi) Compliance with Anti-Corruption and Money Laundering Laws. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents with all laws, rules and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery, corruption or anti-money laundering (collectively, “Anti-Corruption/Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Corruption/Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company, its subsidiaries and their respective officers and employees, and to the knowledge of the Company, its directors and agents, are in compliance with Anti-Corruption/Anti-Money Laundering Laws in all material respects.

(xxxii) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, or to the knowledge of the Company, any agent of the Company or any subsidiary that will act in any capacity in connection with or benefit from the offering of the Shares hereunder, is currently a (i) person designated on any list as being subject to or the target of any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. Government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), (ii) person located, organized or operating in a country or territory that is the subject or the target of Sanctions or (iii) person controlled by any such person. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions, and the Company, its subsidiaries and their respective officers and employees, and to the knowledge of the Company its directors and agents, are in compliance with applicable Sanctions in all material respects.

(xxxiii) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries (i) are in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of human health, the environment or hazardous or toxic substances or regulated wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, except as otherwise disclosed in the Disclosure Package and the Prospectus.

(xxxiv) ERISA Compliance. No “reportable event” (within the meaning of Section 4043 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (collectively, “ERISA”)) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates (as defined below), which could reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement. Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each “single employer plan” (as defined in Section 4001(a)(15) of ERISA), copies of which have been filed with the Internal Revenue Service and will be made available to the Underwriters upon a written request to the Company, is complete and accurate in all material respects and fairly presents the funding status of such single employer plan. Neither the Company nor any ERISA Affiliate has incurred or, to the knowledge of the Company or ERISA Affiliate, is reasonably expected to incur any “withdrawal liability” to any “multiemployer plan” (as such terms are defined in Part I of Subtitle E of Title IV of ERISA) which could reasonably be expected to result in a Material Adverse Change. Neither the Company nor any ERISA Affiliate has been notified by the sponsor of a multiemployer plan that such multiemployer plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the knowledge of the Company or ERISA Affiliate, no such multiemployer plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA. As used herein, “ERISA Affiliate” means any person that for purposes of Title IV of ERISA is a member of the controlled group of the Company, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”).

(xxxv) Sarbanes-Oxley Compliance. The Company is in compliance, and will comply, in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxvi) Company’s Accounting System. The Company and its subsidiaries maintain systems of “internal control over financial reporting,” as such term is defined in Rule 13a-15(f) under the Exchange Act, that comply with the requirements of the Exchange Act.

(xxxvii) Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxviii) Disclosure Controls and Procedures. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(xxxix) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(b)    Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and the consummation by such Selling Stockholder of the transactions contemplated hereunder, including the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereunder, including to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder (except that, with respect to the 1,736,815 Shares of the Common Stock to be sold by the Riney Trust (as defined in Schedule B) (the “Escrow Shares”) that are subject to that certain Escrow Agreement, dated as of September 18, 2017, by and among the Company, Rodger O. Riney, as Voting Trustee of the Riney Trust (the “Riney Stockholder”), and U.S. Bank National Association as escrow agent thereunder, as amended (the “Escrow Agreement”), only upon release of such Escrow Shares on the Closing Date), and this Agreement has been duly authorized, executed and delivered by such Selling Stockholder;

(ii)    The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions contemplated herein will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the trust agreement of such Selling Stockholder if such Selling Stockholder is a trust, or the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, or (C) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder except in the case of clauses (A) and (C) as would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to perform its obligations under or consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority is required for the execution, delivery and performance by such Selling Stockholder of its obligations under this Agreement or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, by the Disclosure Package or by the Prospectus, except such as have been or will be obtained or made by such Selling Stockholder under the Securities Act, the Exchange Act, applicable state securities or blue sky laws and from FINRA under the Conduct Rules;

(iii)    Such Selling Stockholder has, and immediately prior to the Closing Date (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims, except that, with respect to the Riney Trust, the Escrow Shares are subject to the Escrow Agreement as of the date hereof and will be subject to the Escrow Agreement as of immediately prior to the delivery of such Shares and payment therefor pursuant hereto; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares (including, with respect to the Riney Trust, the Escrow Shares), free and clear of all liens, encumbrances, equities or claims (including any liens, encumbrances, equities or claims under the Escrow Agreement), will pass to the several Underwriters;

(iv)    Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v)    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto or any document incorporated or deemed to be incorporated by reference therein, or in the Disclosure Package, any Issuer Free Writing Prospectus or any Company Additional Written Communication are made in reliance upon and in conformity with the Selling Stockholder

Information with respect to such Selling Stockholder, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi)    In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to the Underwriters prior to or at the Closing Date a properly completed and executed IRS Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(vii)    Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Preliminary Prospectus to sell its Shares pursuant to this Agreement; and

(viii)    Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2.    Purchase and Sale of the Shares. Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $51.30, the number of Shares (to be adjusted by the Underwriters so as to eliminate any sales or purchases of fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule B hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder.

3.    Public Offering of the Shares. Subject to the terms and conditions herein set forth, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.    Payment and Delivery of the Shares. The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders, shall be delivered by or on behalf of the Selling Stockholders to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each Selling Stockholder to the Underwriters at least forty-eight hours in advance. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December 14, 2017 or such other time and date as the Underwriters, the Company and the Selling Stockholders may agree upon in writing. Such time and date are herein called the “Closing Date”.

5.    Further Agreements of the Company. The Company agrees with each of the Underwriters as follows:

(a)    To prepare the Prospectus in a form approved by the Underwriters (such approval not to be unreasonably conditioned, withheld or delayed) and to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act, to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date which shall be disapproved by the Underwriters promptly after reasonable notice thereof (unless in the reasonable judgment of the Company and its counsel, such proposed amendment or supplement is necessary to comply with law or to make the statements contained in or information incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, not misleading); during the Prospectus Delivery Period (as defined below), to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriters, upon request, with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares (such period of time, the “Prospectus Delivery Period”); during the Prospectus Delivery Period, to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information with respect thereto; and, in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the qualification of the Shares for offering or sale in any jurisdiction, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)    To qualify the Shares for offering and sale under the blue sky laws of such jurisdictions as the Underwriters may request and to continue such qualifications in effect for as long as necessary to complete the distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(c)

(i) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement, and from time to time thereafter, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Underwriters may reasonably request;

(ii) During the Prospectus Delivery Period, to notify the Underwriters of the occurrence of any event as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act;

(iii) Upon the request of the Underwriters, during the Prospectus Delivery Period to file such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading or so that the Prospectus will comply with the Securities Act or the Exchange Act; and

(iv) During the Prospectus Delivery Period, to furnish without charge to each Underwriter and to any dealer in securities that the Underwriters may designate as many written and electronic copies as the Underwriters may from time to time reasonably request of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein).

(d)    If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to the Underwriters, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Underwriters of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be; and

(e)    To use its best efforts to list for trading the Shares on the Nasdaq Global Select Market.

6.    Permitted Free Writing Prospectuses. (a) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities

Act required to be filed with the Commission or retained by the Company under Rule 433 of the Securities Act, other than any such free writing prospectus the use of which has been consented to by the Company and the Underwriters as is listed on Schedule C hereto; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission, other than any such free writing prospectus the use of which has been consented to by the Company and the Underwriters as is listed on Schedule C hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)     The Company agrees that, during the Prospectus Delivery Period, if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, or other document which will correct such statement or omission; provided, however, that this obligation shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

7.    Payment of Expenses. The Company agrees to pay or cause to be paid all costs, fees and expenses (other than any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Shares) incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers pursuant to this Agreement; (b) the cost of printing or producing this Agreement, the blue sky memorandum (if requested by the Underwriters), and closing documents (including any compilations thereof); (c) all expenses in connection with the qualification of the Shares for offering and sale under blue sky laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters, not to exceed $10,000 in the aggregate, in connection with such qualification and in connection with the blue sky survey; (d) all fees and expenses in connection with listing the Shares on the Nasdaq Global Select Market; (e) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters, not to exceed $10,000 in the aggregate, in connection with any required review by FINRA of the terms of the sale of the Shares; and (f) the fees of any transfer agent or registrar for the Company. Each Selling Stockholder will pay or cause to be paid (A) any fees and expenses of counsel for such Selling Stockholder (subject to the terms of the Registration Rights Agreement (as defined below)) and (B) all stock transfer taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. Except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters shall pay all of their own costs and expenses, including without limitation the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. Notwithstanding the foregoing, as between the Company and the Selling Stockholders, the provisions of this Section 7 shall not affect the terms set forth in the Registration Rights Agreement or any agreement that the Company and the Selling Stockholders may have or make regarding the allocation of expenses between the Company and the Selling Stockholders, which the Company and the Selling Stockholders agree shall control solely as among them in the event of any conflict with this Section 7.

8.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares on the Closing Date as provided herein shall be subject (i) to the condition that all representations and warranties of the Company and the Selling Stockholders herein are, at and as of the date hereof and the Closing Date, true and correct, (ii) the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and (iii) the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or to the knowledge of the Company threatened by the Commission; no stop order suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or to the knowledge of the Company threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction;

(b)    Mayer Brown LLP, counsel for the Underwriters, shall have furnished to the Underwriters such written opinion or opinions, dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters, with respect to such matters as may be reasonably requested by the Underwriters;

(c)    The Underwriters shall have received the opinions of (i) Wachtell, Lipton, Rosen & Katz, counsel for the Company, dated as of the Closing Date, the form of which is attached as Annex II, and (ii) David L. Lambert, Deputy General Counsel — Finance/Securities of the Company, the form of which is attached hereto as Annex III;

(d)    The respective counsel for each of the Selling Stockholders, as indicated in Schedule B hereto, each shall have furnished to the Underwriters their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a form of each such opinion is attached as Annex IV-A, Annex IV-B and Annex IV-C hereto), dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters;

(e)     On the date hereof, Ernst & Young LLP, independent public accountants for the Company, shall have furnished to the Underwriters a letter dated as of the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(f)    On the Closing Date, Ernst & Young LLP, independent public accountants for the Company, shall have furnished to the Underwriters a letter dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (e) of this Section 8, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date;

(g)     On or after the Applicable Time, there shall not have occurred any Material Adverse Change that in the judgment of the Underwriters is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Preliminary Prospectus and the Prospectus;

(h)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading of the Company’s securities on the Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial markets in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters is material and adverse and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus;

(j)    The Shares to be sold at the Closing Date shall have been duly listed on the Nasdaq Global Select Market; and

(k)    The Company and the Selling Stockholders shall have furnished or caused to be furnished to the Underwriters at the Closing Date certificates of officers of the Company and of the Selling Stockholders, respectively, or certificates of the trustees of the Selling Stockholder if the Selling Stockholder is a trust, reasonably satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Closing Date, as to the performance by the Company and the Selling Stockholders, respectively, of all of their respective obligations hereunder to be performed at or prior to such Closing

Date, as to such other matters as the Underwriters may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (g) and (h) of this Section 8.

9.    Indemnification. (a) The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, the Disclosure Package, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (“issuer information”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, the Disclosure Package, any Issuer Free Writing Prospectus, any roadshow or any issuer information in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

(b)    Each Selling Stockholder, severally in accordance with the terms of this Section 9(b), will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, the Disclosure Package, any Issuer Free Writing Prospectus, any roadshow, or any issuer information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, the Disclosure Package or any Issuer Free Writing Prospectus, any roadshow or any issuer information in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter and the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The liability of each Selling Stockholder under this Agreement shall be limited to an amount equal to the total net proceeds (after deducting the underwriter’s discounts and commissions but before deducting expenses) received by such Selling Stockholder from the sale of the Shares by such Selling Stockholder under this Agreement (the “Selling Stockholder Proceeds”). As used in this Agreement with respect to a Selling Stockholder and an applicable document, “Selling Stockholder Information” shall mean the written information furnished to the Company by such Selling Stockholder expressly for use therein; it being understood and agreed upon that the only such information furnished by any Selling Stockholder consists of the following information in the Registration Statement, the Prospectus and the Disclosure Package furnished on behalf of each Selling Stockholder: (i) its name, (ii) the number of shares of Common Stock owned by it prior to the completion of the offering, and (iii) the number of shares of Common Stock to be offered by such Selling Stockholder, and the other information set forth in the table and related footnotes describing such Selling Stockholder under the caption “Selling Stockholders” in the Registration Statement, the Prospectus and the Disclosure Package.

(c)    Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company or such Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, the Disclosure Package, any Issuer Free Writing Prospectus, any roadshow or any issuer information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, the Disclosure Package or any Issuer Free Writing Prospectus, any roadshow, or any issuer information in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Registration Statement, the Prospectus and the Disclosure Package furnished on behalf of each Underwriter: the sentence regarding the type of offering and the public offering price for the Shares on the cover page of the Prospectus, the third and fourth paragraphs under the caption “Underwriting” in the Prospectus, and the first and second paragraphs under the caption “Underwriting—Price Stabilization, Short Positions” in the Prospectus.

(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9.

In case any such action shall be brought against any indemnified party and it shall notify (or is required to so notify) the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything to the contrary herein, it is understood and agreed that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys for all indemnified parties except to the extent that local counsel (which shall be a single firm for all indemnified parties) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of any pending or threatened action or claim effected without the consent of the indemnifying party, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage or liability in accordance with this Section 9 by reason of such settlement or judgment.

(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of its respective Selling Stockholder Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)    The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act. Without limiting the foregoing, the provisions in this Section 9 shall not affect the terms set forth in the Registration Rights Agreement or any agreement among the Company and the Selling Stockholders with respect to indemnification or contribution, which the Company and the Selling Stockholders agree shall control solely as among them in the event of any conflict with this Section 9.

10.    Default and Termination. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other parties satisfactory to the Company and the Selling Stockholders on the terms contained herein. If, within thirty-six hours after such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting

Underwriters to purchase such Shares on such terms. In the event that, within the respective prescribed periods above, the non-defaulting Underwriters notify the Company and the Selling Stockholders that they have so arranged for the purchase of such Shares by other parties pursuant to this Section 10(a), or the Company or a Selling Stockholder notifies the non-defaulting Underwriters that they have so arranged for the purchase of such Shares by other parties pursuant to this Section 10(a), any of the non-defaulting Underwriters or the Company or the Selling Stockholders shall have the right to postpone the Closing Date for a period of not more than five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus to effect such changes. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    Survival. The respective indemnities, agreements, representations and warranties of the Company, the Selling Stockholders and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall (a) remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and (b) survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement, except that none of Sections 2, 3, 4, 5 or 8 shall survive any termination of this Agreement.

12.    Reimbursement of Underwriter’s Expenses. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than a breach by any Underwriter hereunder) the Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares provided, that the Company and the Selling Stockholders shall then be under no further liability or obligation to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    Notice. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282-2198, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule B hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel, with a copy (which shall not constitute notice), to: Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention: Matthew M. Guest and Jacob A. Kling; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by the Underwriters on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.    Third Party Beneficiaries. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Miscellaneous. Time shall be of the essence of this Agreement. As used herein, (a) the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and (b) the term “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

16.    No Fiduciary Duty. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17.    Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof (for the avoidance of doubt, other than in the case of the Company and the Selling Stockholders, (i) the Stockholders Agreement, dated as of September 18, 2017, by and among the Company, the Riney Stockholder and the other Selling Stockholders, as amended (the “Stockholders Agreement”), (ii) the Registration Rights Agreement, dated as of September 18, 2017, by and among the Company, the Riney Stockholder, and the other parties thereto, as amended (the “Registration Rights Agreement”), (iii) the Escrow Agreement and (iv) the Agreement and Plan of Merger, dated as of October 24, 2016, by and among Scottrade Financial Services, Inc., the Riney Stockholder, the Company and Alto Acquisition Corp., as amended, and the other agreements contemplated therein and entered into in connection therewith).

18.    Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Underwriters, the Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Underwriters, the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

19.    Waiver of Jury Trial. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    General. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section and subsection headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

21.    Tax Disclosure. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to the Company counterparts hereof, whereupon this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders.

[Signature Pages Follow]

Very truly yours,

TD AMERITRADE HOLDING CORPORATION

By:	/s/ Timothy D. Hockey
	Name:	Timothy D. Hockey
	Title:	President and Chief Executive Officer

RODGER O. RINEY FAMILY VOTING TRUST
U/A/D 12/31/2012

BY RODGER O. RINEY, ITS VOTING TRUSTEE

By:	/s/ Rodger O. Riney
	Name:	Rodger O. Riney
	Title:	Voting Trustee

ST. LOUIS COMMUNITY FOUNDATION, INC.

By:	/s/ Amelia A.J. Bond
	Name:	Amelia A.J. Bond
	Title:	President & CEO

RODGER O. RINEY, as trustee of the Paula and Rodger Riney Foundation

By:	/s/ Rodger O. Riney
	Name:	Rodger O. Riney
	Title:	Trustee

PAULA RINEY, as trustee of the Paula and Rodger Riney Foundation

By:	/s/ Paula Riney
	Name:	Paula Riney
	Title:	Trustee

Accepted as of the date hereof in New York, New York

GOLDMAN SACHS & CO. LLC

By:	/s/ Daniel Young
	Name:	Daniel Young
	Title:	Managing Director

SCHEDULE A

Underwriter	Total Number of Shares to be Purchased
Goldman Sachs & Co. LLC	27,685,493

SCHEDULE B

Selling Stockholders	Total Number of Shares to be Sold
Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 (the “Riney Trust”) (a)	23,140,427
Paula and Rodger Riney Foundation (b)	2,545,066
St. Louis Community Foundation, Inc. (c)	2,000,000

Total	27,685,493

(a)	This Selling Stockholder is represented by Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004. The address for this Selling Stockholder is:

Rodger O. Riney Family Voting Trust U/A/D 12/31/2012

c/o Rodger O. Riney, Trustee

1156 Highland Pointe Drive

St. Louis, MO 63131

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Mark J. Menting and Cathy M. Clarkin

(b)	This Selling Stockholder is represented by Thompson Coburn LLP, One US Bank Plaza, St. Louis, MO 63101. The address for this Selling Stockholder is:

Paula and Rodger Riney Foundation

1156 Highland Pointe Drive

St. Louis, MO 63131

Attention: Rodger O. Riney

with a copy (which shall not constitute notice) to:

Thompson Coburn LLP

One US Bank Plaza

St. Louis, MO 63101

Attention: Tom Corbett

(c)	This Selling Stockholder is represented by Lewis Rice LLC, 600 Washington Avenue, Suite 2500, St. Louis, MO 63101. The address for this Selling Stockholder is:

St. Louis Community Foundation, Inc.

2 Oak Knoll Park

St. Louis, MO 63105

Attention: Amelia A. J. Bond, President and CEO

with a copy (which shall not constitute notice) to:

Lewis Rice LLC

600 Washington Avenue, Suite 2500

St. Louis, MO 63131

Attention: Matthew J. Madsen

SCHEDULE C

Issuer Free Writing Prospectuses

Press release of TD Ameritrade Holding Corporation, dated as of December 12, 2017

SCHEDULE D

Company Additional Written Communications

None.

SCHEDULE E

Broker-Dealer Subsidiaries

TD Ameritrade, Inc.

TD Ameritrade Clearing, Inc.

Scottrade, Inc.

SCHEDULE F

Investment Adviser Subsidiaries

TD Ameritrade, Inc.

TD Ameritrade Investment Management, LLC

TradeWise Advisors, Inc.

Scottrade Investment Management, Inc.

SCHEDULE G

Other Information

The public offering price per share for the Shares is $51.50.

The number of Shares purchased by the Underwriters is 27,685,493.